Exhibit 10.4.5

                              CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT is entered into on January 4, 2000, by and between PAUL R. JOHNSON ("Johnson") and ROY MEADOWS ("Consultant").

Johnson is in the process of creating a new business consisting of certain travel services (the "Company") and is in need of business and financial consulting services. Consultant has represented to Johnson that he has expertise and experience in these areas.

Therefore, in consideration of the mutual promises, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Consulting Services. During the term of this Agreement, Consultant will provide Johnson with consulting services consisting of: (a) evaluating the Company=s capital requirements for funding growth and expansion of the Company=s operations; (b) advising Johnson as to alternative modes and sources of financing: (c) analyzing the impact of the business decisions, policies, and practices on the value of the Company=s securities; and (d) bringing to the attention of Johnson possible business opportunities as originated by the Consultant or others. Such services will be available to Johnson upon request made to the Consultant by Johnson. Consultant shall not be requested to provide, and shall not provide, any services in connection with the offer or sale of securities in a capital-raising transaction, and shall not directly or indirectly promote or maintain a market for the Company=s securities. The Consultant agrees to devote such time, attention and energy as may be necessary to respond to proper requests by Johnson for services hereunder. However, Consultant shall not be required to perform any minimum number of hours of services under this Agreement. Furthermore, Johnson recognizes and agrees that Consultant is engaged in several business activities independent of the services described herein and that, as a result of such other activities, the services requested hereunder may be provided on an "as available" basis.

2. Consulting Fee. In consideration of the services to be rendered by the Consultant, Johnson shall pay to Consultant $50,000.00.

3. Term. The initial term of this Agreement shall be six months from the date hereof. The term of this Agreement may be extended for additional periods by mutual consent of the parties.

4.       Certain Restrictive Covenants.

         (a) Consultant recognizes and acknowledges that confidential information may exist, from time to time, with respect to the business of the Company. Accordingly, Consultant agrees that he will not disclose any confidential information relating to the business of the Company to any individual or entity during the term of this Agreement or thereafter except on a confidential basis and in connection with the fulfillment of his duties hereunder. The provisions of this paragraph shall not apply to information which is or shall become generally known to the public or the trade (except by reason of Consultant's breach of its obligations hereunder), information which is or shall become available in trade or other publications (except by reason of Consultant's breach of its obligations hereunder), and information which Consultant is required to disclose by order of a court of competent jurisdiction (but only to the extent specifically ordered by such court and, when


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reasonably possible, if the Consultant shall give Johnson prior notice of such intended disclosure so that it has the opportunity to seek a protective order if it deems appropriate).

         (b) As used in this Agreement, "confidential information" shall mean studies, plans, reports, surveys, analyses, notes, records, unpublished memoranda or documents, and all other nonpublic information relating to the Company's business activities, including, without limitation, all methods, processes, techniques, equipment, research data, marketing and sales information, personnel data, customer lists, employee lists, financial data, plans and all other techniques, know- how and trade secrets which presently or in the future are in the possession of the Company.

         (c) All memoranda, notes, records, reports, plans, papers or other documents made or compiled by or made available to Consultant in the course of its duties hereunder are and shall be the sole and exclusive property of Johnson and shall be promptly delivered and returned to Johnson by Consultant immediately upon termination of this Agreement.

5. Injunction. The Consultant acknowledges that the services to be rendered by it are of a special, unique and extraordinary character, and, in connection with such services, it will have access to confidential information vital to the Company's business. Accordingly, the Consultant consents and agrees that if it violates any of the provisions of paragraph 4 hereof, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which may be available to it, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Consultant from committing or continuing any such violation of this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies including, without limitation, recovery of damages.

6. Independent Contractor. Neither party is hereby constituted an employee, agent or legal representative of the other party, except as expressly set forth in this Agreement, and neither is granted any right or authority hereunder to assume or create any obligation, expressed or implied, or to make any representation, covenant, warranty or guaranty, except as expressly granted or made in this Agreement. Nothing contained in this Agreement shall be construed as to constitute Consultant or any of its officers, directors or employees as employees, agents or legal representatives of Johnson, it being intended that the Consultant is an independent contractor of Johnson.

7. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Broward County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within ten (10) days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association. The expenses of arbitration shall be divided equally between the parties. The duty to arbitrate shall survive the cancellation or termination of this Agreement.

8.       Miscellaneous Provisions.

         (a) This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida.


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         (b) This Agreement will be binding upon and will operate solely for the benefit of the parties to this Agreement. This Agreement may not be assigned by any party without the prior written consent of all of the parties hereto.

         (c) This Agreement contains the entire agreement of the parties as to the matters set forth herein. This Agreement cannot be altered, amended, supplemented or modified except by an instrument in writing signed by all of the parties to this Agreement.

         (d) The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions of this Agreement, and the Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted.

         (e) If any party fails to perform its obligations under this Agreement, the non-performing party shall be liable for all claims, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees (through all arbitration proceedings, trial proceedings or appellate proceedings) that are incurred by any other party hereto in connection with such party's enforcing the provisions of this Agreement.

         (f) This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute one agreement.

         (g) This Agreement may be executed by facsimile signature and any such signature shall be of the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                           /s/ Roy Meadows
                                           -------------------------------------
                                            ROY MEADOWS


                                           /s/ Paul R. Johnson
                                           -------------------------------------
                                           PAUL R. JOHNSON



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                       ADDENDUM A TO CONSULTING AGREEMENT


The Consulting Agreement between Paul R. Johnson and Roy Meadows dated January 4, 2000, is amended as of this January 18, 2000, as follows:

1. EtravelServe.com, Inc., a Nevada corporation, is named as the Company, as used in the Consulting Agreement, and assumes from Johnson all liabilities, responsibilities and benefits of the Consulting Agreement.

2. The Compensation stated in paragraph 2 of the Consulting Agreement is changed to 250,000 shares of the Company=s common stock (the "Stock"). The Stock shall be issued to Consultant by the Company pursuant to a Stock Award Plan to be adopted by the Company and a Form S-8 Registration Statement to be filed by the Company registering the issuance of the Stock. The Stock shall be valued at $.189 based upon a current market value of $.27, less a 30% volume discount.

3. In connection with her acceptance of the Stock, Consultant hereby represents that:

         (a) He is an Accredited Investor, as that term is defined in Regulation D as issued by the Securities and Exchange Commission, he has reviewed a copy of The Company=s Annual Report on Form 10-K, and has discussed with The Company=s management the business plans for The Company.

         (b) He has had the opportunity to question the principals of The Company as to all matters which he deems material and relevant to his decision to accept the Company=s common stock and has had the opportunity to obtain any and all additional information necessary to verify the accuracy of the information received or any other supplemental information which he deems relevant to make an informed investment decision.

         (c) He understands the risks of an investment in The Company=s common stock and has consulted with an attorney or accountant to the extent he deemed it necessary in reviewing his acquisition of The Company=s common stock.

ETRAVELSERVE.COM, INC.


 By: /s/ Paul R. Johnson                     /s/ Roy Meadows
     --------------------------------       ------------------------------------
     Paul R. Johnson, President             ROY MEADOWS


   /s/ Paul R. Johnson
   ----------------------------------
   PAUL R. JOHNSON

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